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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

                                      Jurisdiction of   Other Names under which
Subsidiary                            Incorporation     Subsidiary does Business

Ahab Investment Company               Delaware          N/A

Ahab International Investment Co.     Delaware          N/A

Astro Air Coils, Inc.                 Pennsylvania      N/A

Astro Air UK, Ltd.                    United Kingdom    N/A

DWZM, Inc.                            Pennsylvania      N/A

GBMC, Inc.                            Kansas            N/A

Cramer Company
(formerly M.H. Rhodes Inc.)           Delaware          N/A

Motor Products -
       Ohio Corporation               Delaware          N/A

Motor Products -
       Owosso Corporation             Delaware          N/A

Owosso Motor Group, Inc.              Pennsylvania      N/A

Snowmax Incorporated                  Pennsylvania      N/A

Stature Electric, Inc.                New York          N/A